As filed with the Securities and Exchange Commission on November 26, 2003
                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                                  HIV-VAC, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                 NEVADA                                    86-0876846
    (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)


                                 12 HARBEN COURT
                      COLLINGWOOD, ONTARIO, CANADA L9Y 4L8
                    (Address of Principal Executive Offices)

                               Legal Fee Agreement
                         Business Development Agreement
                            (Full title of the plans)

                                  Kevin Murray
                                c/o HIV-VAC, Inc.
                                3675 PECOS-MCLEOD
                                   SUITE 1400
                            LAS VEGAS, NV 89121-3881
                                 (702) 866 2500
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   COPIES TO:

                             Jeffrey A. Rinde, Esq.
                               Bondy & Schloss LLP
                         60 East 42nd Street, 37th Floor
                            New York, New York 10017
                              Phone: (212) 661-3535
                               Fax: (212)972-1677


                         CALCULATION OF REGISTRATION FEE




                                                 Proposed               Proposed
                                                 Maximum                Maximum
Title of Securities        Amount to be          Offering Price Per     Aggregate Offering       Amount of
to be Registered           Registered            Share                  Price                    Registration Fee
------------------------- --------------------- ---------------------- ------------------------ --------------------
Common Stock, no par       300,000 shares(1)     $0.11(3)               $33,000                  $2.67
value per share
------------------------- --------------------- ---------------------- ------------------------ --------------------
Common Stock, no par       125,000 shares(2)     $0.11(3)               $13,750                  $1.11
value per share
------------------------- --------------------- ---------------------- ------------------------ --------------------
TOTAL                      425,000 shares        $0.11(3)               $46,750                  $3.78

------------------------- --------------------- ---------------------- ------------------------ --------------------


(1) Represents 300,000 shares of Common Stock to be issued to consultants as compensation for services rendered by them pursuant to a Business Development Agreement.

(2) Represents 125,000 shares of Common Stock to be issued to an attorney with Bondy & Schloss LLP as compensation for services rendered by Bondy & Schloss LLP pursuant to a fee agreement.

(3) Estimated solely for purposes of calculating the filing fees and calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") based upon the average of the bid and asked price as of November 20, 2003.


                                     PART I

              Information Required in the Section 10(a) Prospectus

Note: The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the Registration Statement in Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.


Item 1. Plan Information

This Registration Statement on Form S-8 (the "Registration Statement") of HIV-VAC, Inc., a Nevada corporation, (the "Registrant") covers 425,000 shares of the Registrant's common stock, par value $.001 per share, including 300,000 shares of common stock to be issued to two consultants pursuant to a Business Development Agreement and 125,000 shares to be issued to the Registrant's counsel for legal services rendered.

HIV-VAC, Inc. is offering the common stock to the consultants and its counsel as compensation for services rendered and not compensated in cash. The common stock will be issued to the intended recipients upon the effective date of this registration statement. The issuance of the common stock is not subject to the Employee Retirement Income Security Act of 1974. Additional information may be obtained from Kevin W. Murray, President and CEO of HIV-VAC. Mr. Murray's address is 12 Harben Court, Collingwood, Ontario, Canada L9Y 4L8 and his telephone number is (705) 444-6317. The following persons are receiving shares of common stock registered pursuant to this registration statement:

      Name                    Number of Shares          Nature of Services
      ----                    ----------------          ------------------
      Dennis C. Hass              150,000               Business Consulting
      Torsten Prochnow            150,000               Business Consulting
      Jeffrey A. Rinde            125,000               Legal

Each of these persons has provided a bona fide service to HIV-VAC in payment for the shares and is believed to be within the term "employee" as defined for purposes of Form S-8.


The shares will be treated as ordinary income at the fair market value thereof on the date of receipt under the Internal Revenue Code ("Code").

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, HIV-VAC will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement. HIV-VAC shall also provide to the consultants or its legal counsel, without charge, upon written or oral request, all of the documents required to be delivered to the to the consultants or its legal counsel pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended, (the "Securities Act"). Any and all such requests shall be directed to HIV-VAC, Inc., Attn: Kevin W. Murray, President and CEO, at 12 Harben Court, Collingwood, Ontario, Canada L9Y 4L8.

                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) The Registrant's Annual Report on Form 10-KSB filed on January 13, 2003 and as amended on March 6, 2003, on April 7, 2003 and on May 23, 2003 for the year ended September 30, 2002.

(b) Quarterly Report on Form 10-QSB filed on February 14, 2003, as amended on March 11, 2003, for the quarter ended December 31, 2002.

(c) Quarterly Report on Form 10-QSB filed on May 15, 2003 for the quarter ended March 31, 2003.

(d) Quarterly Report on Form 10-QSB filed on August 13, 2003 for the quarter ended June 30, 2003.

(e) The description of Registrant's Common Stock contained in Form 8-K12G3/A filed with the Commission on June 14, 2000, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description Of Securities

See Item 3(e) above.

Item 5. Interests Of Named Experts and Counsel

125,000 shares of the Registrant's Common Stock are to be issued in the name of Jeffrey A. Rinde, Esq., all of which shares of Common Stock are being registered herewith. Mr. Rinde is a partner at Bondy & Schloss, LLP which serves as corporate counsel to the Registrant. Under the terms of the partnership agreement of Bondy & Schloss LLP, the shares of Common Stock are deemed to be beneficially owned by Bondy & Schloss LLP.

Item 6. Indemnification Of Directors and Officers

The Nevada General Corporation Law (the "NGCL"), in general, allows corporations to indemnify their directors and officers against actual and reasonable expenses incurred in connection with a proceeding, if the director or officer who is the subject of such proceeding acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation unless and only to the extent that the court in which the action or suit was brought determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity.

Item 7. Exemption From Registration Claimed

None of the  shares  of the  Company's  common  stock  covered  hereby  has been
previously   issued  in  reliance  upon  an  exemption  from  the   registration
requirements of the Securities Act.

Item 8. Exhibits

The exhibits listed in the Index to Exhibits, which appears on page 6 herein, are filed as part of this Registration Statement.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Collingwood, Ontario, Canada on the 24th day of November, 2003.



                                             HIV-VAC, INC.

                                             By:  /s/ Kevin W. Murray
                                             ----------------------------------
                                             Kevin W. Murray,
                                             Chairman, Chief Executive Officer
                                             and Director


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin W. Murray, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 24th day of November, 2003.


       Signature                          Title
       ---------                          -----

 By: /s/ KEVIN W MURRAY           Chairman of the Board
     ------------------------     President & CEO
     Kevin Murray


 By: /s/ GORDON R B SKINNER       Director
     ------------------------
     Gordon R B Skinner


 By: /s/ SALLY DEL PRINCIPE       Chief Financial Officer
     ------------------------     Director
     Sally Del Principe

                                  EXHIBIT INDEX

Index and Description of Exhibits

Exhibit No.        Description
-----------        -----------
5.1                Opinion  of Bondy &  Schloss  LLP as to the  legality  of the securities being offered.
10.1               Business Development Agreement
23.1               Consent of SF Partnership, LLP
23.2               Consent of Bondy & Schloss LLP (included in Exhibit 5.1).
24                 Powers  of  Attorney  (included  on p.  II-4 of  Registration
                   Statement on this Form S-8).













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